ACCOUNTANT'S CONSENT

                                                      Exhibit 23.1

                      CONSENT OF ARTHUR ANDERSEN LLP

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of the reports included in Industrial Distribution Group, Inc.'s
Registration Statement on Form S-1 dated September 23, 1997:


        Report Date                         Entity

     May 23, 1997                 Industrial Distribution Group, Inc.
                                     (Predecessor)
     May 1, 1997                  Associated Suppliers, Inc.
     April 24, 1997               B&J Industrial Supply Company
     June 20, 1997                Cramer Industrial Supplies, Inc.
     August 26, 1997              Industrial Distribution Group, Inc.,


and to all references to our firm included in or made a part of this Registration Statement.



                                         /s/ Arthur Andersen LLP
Atlanta, Georgia
December 8, 1997